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                                                                     EXHIBIT 3.1

                           CERTIFICATE OF ELIMINATION

                                       OF

                                   CMGI, INC.

                      SERIES C CONVERTIBLE PREFERRED STOCK

     CMGI, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (hereinafter called the "Corporation"), does hereby certify:

     FIRST: That at a meeting of the Board of Directors of the Corporation, the following resolutions were duly adopted setting forth the proposed elimination of the Corporation's Series C Convertible Preferred Stock as set forth herein:

          RESOLVED that no shares of the Corporation's Series C Convertible Preferred Stock are outstanding and none will be issued subject to the Certificate of Designations, Preferences and Rights of the Series C Convertible Preferred Stock filed with the Secretary of State of the State of Delaware on June 29, 1999 (as corrected by the Certificate of Correction filed with the Secretary of State of the State of Delaware on July 1, 1999) with respect to such Series C Convertible Preferred Stock.

          FURTHER RESOLVED, that a Certificate of Elimination be executed, which shall have the effect when filed in Delaware of eliminating from the Restated Certificate of Incorporation of the Corporation all matters set forth in the Certificate of Designations, Preferences and Rights of the Series C Convertible Preferred Stock with respect to such Series C Convertible Preferred Stock.

     SECOND: None of the authorized shares of the Corporation's Series C Convertible Preferred Stock are outstanding and none will be issued subject to the Certificate of Designations, Preferences and Rights of the Series C Convertible Preferred Stock filed with the Secretary of State of the State of Delaware on June 29, 1999 (as corrected by the Certificate of Correction filed with the Secretary of State of the State of Delaware on July 1, 1999).

     THIRD: In accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, the Restated Certificate of Incorporation of the Corporation is hereby amended to eliminate from the Restated Certificate of Incorporation all matters set forth in the Certificate of Designations, Preferences and Rights of the Series C Convertible Preferred Stock with respect to such Series C Convertible Preferred Stock.

                           [Signature Page to Follow]

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     IN WITNESS WHEREOF, said CMGI, Inc. has caused this certificate to be signed by David S. Andonian, its President and Chief Operating Officer, this 28th day of November, 2001.



                                     CMGI, INC.


                                     By: /s/ David S. Andonian
                                         --------------------------
                                         David S. Andonian
                                         President and Chief Operating Officer



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